Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 20, 2026 (the “Closing Date”), after obtaining the requisite shareholder approval and satisfying the closing conditions, Aptorum Group Limited (“Aptorum”) consummated its previously announced merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger dated July 14, 2025 (the “Merger Agreement”), between Aptorum and DiamiR Biosciences Corp., a Delaware corporation (“DiamiR”), pursuant to which, among other matters, Aptorum was to form a direct, wholly owned subsidiary in the state of Delaware (“Merger Sub”).

Pursuant to the terms of the Merger Agreement and as described in the sections titled “Prospectus Summary” and “The Domestication Proposal” of the Proxy Statement/Prospectus, immediately prior to the Closing on July 20, 2026, Aptorum effected a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 206 of the Companies Act (as revised) of the Cayman Islands (the “Domestication”), pursuant to which Aptorum transferred by way of continuation to and became a Delaware corporation. On July 20, 2026, immediately following the Domestication, Merger Sub merged with and into DiamiR in accordance with the applicable provisions of the DGCL, with DiamiR continuing as the surviving company and a wholly-owned subsidiary of Aptorum (the “Merger”). As part of the Domestication, Aptorum changed its name to Niki BioSolutions, Inc. (the “Company” or “Niki”) and filed Niki’s Certificate of Incorporation with the Delaware Secretary of State, which replaced Aptorum’s memorandum and articles in effect as of such time. In connection with the Merger, the Company’s common stock, par value $0.0001 per share (the “Niki Common Stock”), trades on Nasdaq under the symbol “NIKI”. In connection with the name change, the CUSIP number for the Niki Common Stock is 653942 102.

Following the Domestication, each then issued and outstanding Class A Ordinary share of Aptorum converted automatically, on a one-for-one basis, into a share of Niki Common Stock, and each then issued and outstanding Class B Ordinary share of Aptorum converted automatically into a share of Niki Common Stock and a share of Niki’s non-voting and non-convertible Series A preferred stock (the “Series A Preferred Stock”). Accordingly, a total of 814,430 shares of Niki Common Stock and 179,693 shares of Series A Preferred Stock, respectively, were issued to Aptorum’s existing shareholders.

Pursuant to the Merger, each then-outstanding share of DiamiR common stock was converted into a number of shares of Niki Common Stock equal to the Conversion Ratio, which was the number resulting from dividing (i) 0.4102, which is the quotient of dividing the total number of Aptorum Ordinary shares on a fully diluted basis by the total number of shares of DiamiR common stock on a fully diluted basis, by (ii) three-sevenths (3/7). Accordingly, a total of 1,979,216 shares of Niki Common Stock were issued to current stockholders of DiamiR; no shares of Series A Preferred Stock were issued to any current DiamiR stockholders.

Concurrently with the execution of the Merger Agreement, DiamiR and Aptorum Therapeutics Limited, a wholly owned subsidiary of Aptorum (“Aptorum Therapeutics”), entered into a management services agreement (as amended, the “Management Services Agreement”), which terminated as of the closing of the transaction contemplated by the Merger Agreement. In addition, concurrently with the execution of the Merger Agreement, DiamiR, DiamiR, LLC, a wholly owned subsidiary of DiamiR, Aptorum and Aptorum Therapeutics entered into an intellectual property license agreement (“Licensing Agreement”), pursuant to which DiamiR and DiamiR, LLC shall license on a non-exclusive basis their respective intellectual properties to Aptorum Therapeutics in exchange for upfront and periodic payments and royalties until the earlier of the closing of the Merger or July 31, 2026, and therefore it terminated as of the Closing. The parties also entered into a Voting and Support Agreement, as well as a Stockholder Agreement (collectively with the Management Services Agreement and Licensing Agreement, the “Transaction Documents”), pursuant to which certain parties agreed to vote in favor of certain corporate actions.

As of July 20, 2026, Aptorum effectuated a 10 for 1 share consolidation of its authorized share capital, such that every 10 Class A Ordinary Shares, par value of US$0.00001 per share, in the authorized share capital of Aptorum (including issued and unissued share capital) be consolidated into 1 Class A Ordinary Share, par value of US$0.0001 per share, and that every 10 Class B Ordinary Shares, par value of US$0.00001 per share in the authorized share capital of Aptorum (including issued and unissued share capital) be consolidated into 1 Class B Ordinary Share, par value of US$0.0001 per share (the “Share Consolidation” or “Reverse Split”). The Reverse Split was approved by the Company’s shareholders on June 9, 2026 and Aptorum’s board of directors approved implementing the Reverse Split effective as of July 20, 2026. Accordingly, the Reverse Split was effective and the Class A Ordinary Shares began trading on a split-adjusted basis when the market opened on July 20, 2026. Immediately prior to the Reverse Split, there were 6,346,823 Class A Ordinary shares and 1,796,934 Class B Ordinary shares outstanding; immediately following the Reverse Split there were 634,737 Class A Ordinary shares and 179,693 Class B Ordinary shares outstanding. All share and per share amounts presented in these unaudited pro forma condensed combined financial statements have been retroactively adjusted to give effect to the Reverse Split for all periods presented.

Basis of Presentation

The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Merger as if it had been consummated on June 30, 2026; and the accompanying unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 give effect to the Merger as if it had been consummated on January 1, 2025.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical consolidated balance sheet of Niki as of June 30, 2026 with the historical balance sheet of DiamiR as of May 31, 2026 giving further effect to the pro forma adjustments described in the accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” as if they had been consummated as of June 30, 2026. DiamiR’s fiscal year ends May 31, which differs from the Company’s December 31 fiscal year end. Accordingly, the unaudited pro forma condensed combined balance sheet combines the Company’s historical balance sheet as of June 30, 2026 with DiamiR’s historical balance sheet as of May 31, 2026. The one-month difference between the respective period ends is within the 93-day interval permitted by Rule 11-02(c)(3) of Regulation S-X, and no adjustment has been made for transactions occurring in the intervening period.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 combines the historical condensed consolidated statement of operations of Niki for the six months ended June 30, 2026 and the last six months of DiamiR’s fiscal year ended May 31, 2026 (which was derived from the statement of operations for the year ended May 31, 2026 and the condensed statement of operations for the six months ended November 30, 2025), giving effect to the pro forma adjustments described in the accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” as if they had been consummated on January 1, 2025, the beginning of the earliest period presented.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the historical consolidated statement of operations of Niki for the year ended December 31, 2025 and the historical statements of operations of DiamiR for the twelve months ended November 30, 2025 (consisting of the six months ended November 30, 2025 and the last six months of its fiscal year ended May 31, 2025), giving effect to the pro forma adjustments described in the accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” as if they had been consummated on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in connection with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited condensed consolidated financial statements of Niki as of and for the six months ended June 30, 2026 and the related notes included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2026;

●	the historical audited consolidated financial statements of Niki as of and for the year ended December 31, 2025 and the related notes included in its Annual Report on Form 20-F for the annual period ended December 31, 2025 filed with the Securities and Exchange Commission on March 27, 2026;

●	the historical audited financial statements of DiamiR as of and for the year ended May 31, 2026 and the related notes filed as Exhibit 99.1 to this Current Report on Form 8-K/A;

●	other information relating to Niki and DiamiR contained in reports filed by Niki, as applicable, with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). These pro forma adjustments were presented in separate columns after the presentation of the combined historical information of the Company and its subsidiaries and DiamiR and its subsidiaries. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Merger. The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of what the financial position or results of operations of the combined companies would have been had the Merger been completed on the dates indicated, nor is it indicative of the future financial position or results of operations of the combined companies. The pro forma adjustments are subject to material change and are based upon currently available information and certain assumptions that the Company believes are reasonable.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026
(In U.S. dollars except share and per share data)

	Niki	DiamiR	Conversion of notes	Acquisition Transaction accounting		Pro Forma
	6/30/2026	5/31/2026	payable (a)	adjustments	Notes	Combined

Cash and equivalents	$1,834,171	$112,690	$-	$-		$1,946,861
Accounts receivable	-	212,400	-	(212,400)	(h)	-
Other current assets	200,909	20,160	-	(65,000)	(h)	156,069
Total current assets	2,035,080	345,250	-	(277,400)		2,102,930
Long-term investments, net	15,098,846	-	-	-		15,098,846
Other assets	-	75,067	-	-		75,067
Patents	-	-	-	8,244,000	(b)	8,244,000
In-process research and development	-	-	-	6,780,200	(b)	6,780,200
Tradename-trademark	-	-	-	1,584,800	(b)	1,584,800
Other intangible assets	-	197,761	-	-	(b)	197,761
Goodwill	-	-	-	1,082,230	(b)	1,082,230
Total Assets	$17,133,926	$618,078	$-	$17,413,830		$35,165,834

Amounts due to related parties	$79,180	$-	$-	$-		$79,180
Accounts payable and accrued expenses	922,818	759,989	-	(106,000)	(h)	1,576,807
Loan payable	-	65,000	-	(65,000)	(h)	-
Lease liability, current	-	42,664	-	-		42,664
Deferred revenue	-	10,000	-	-		10,000
Convertible notes to a related party	3,508,500	1,314,150	(4,822,650)	-		-
Total current liabilities	4,510,498	2,191,803	(4,822,650)	(171,000)		1,708,651
Warrant liability	142,000	-	-	-		142,000
Lease liability, noncurrent	-	20,178	-	-		20,178
Total Liabilities	4,652,498	2,111,981	(4,822,650)	(171,000)		1,870,829

Contingently redeemable warrants	47,000	-	-	-		47,000

Preferred Stock, $0.0001 par value, 10,000,000 shares authorized; Series A Preferred Stock, 1,810,000 shares designated, 0 shares issued and outstanding as of June 30, 2026; 179,693 shares issued and outstanding pro forma	-	-	-	18	(d)	18
Common Stock, $0.0001 par value, 150,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2026; 2,938,625 shares issued and outstanding pro forma (e)	-	-	-	294	(b) (d)	294
Class A Ordinary Shares, $0.0001 par value, 999,999,600 shares authorized; 634,737 shares issued and outstanding as of June 30, 2026; 0 shares issued and outstanding pro forma	62	-	14	(76)	(b)	-
Class B Ordinary Shares, $0.0001 par value; 400,000 shares authorized, 179,693 shares issued and outstanding as of June 30, 2026; 0 shares issued and outstanding pro forma	18	-	-	(18)	(d)	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,440,891 shares issued and outstanding at May 31, 2026	-	4,441	-	(4,441)	(b)	-
Additional paid-in capital	97,000,188	4,884,163	4,822,636	11,777,946	(b) (c) (d)	118,484,933
Accumulated other comprehensive loss	(95,129)	-	-	-		(95,129)
Accumulated deficit	(75,118,802)	(6,482,507)	-	5,876,107	(b) (c) (h)	(75,725,202)
Total equity attributable to the shareholders of Niki BioSolutions, Inc.	21,786,337	(1,593,903)	4,822,650	17,649,830		42,664,914
Non-controlling interests	(9,351,909)	-	-	-		(9,351,909)
Total Stockholders’ Equity (Deficit)	12,434,428	(1,593,903)	4,822,650	17,649,830		33,313,005
Total Liabilities, Temporary Equity and Stockholders’ Equity (Deficit)	$17,133,926	$618,078	$-	$17,478,830		$35,230,834

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026
(In U.S. dollars except share and per share data)

	Niki	DiamiR	Conversion of notes	Acquisition Transaction accounting		Pro Forma
	6/30/2026	5/31/2026	payable (a)	adjustments	Notes	Combined

Revenue	$-	$60,000	$-	$-		$60,000

Operating costs and expenses
Cost of service revenue	-	(10)	-	-		(10)
Research and development expenses	(383,752)	(283,524)	-	-		(667,276)
General and administrative fees	(1,030,808)	(618,716)	-	654,505	(h)	(1,622,519)
				(627,500)	(i)
Total operating expenses	(1,414,560)	(902,250)	-	27,005		(2,289,805)

Other income	-	654,505	-	(654,505)	(h)	-
Interest (expense) income, net	(56,740)	(62,236)	-	152,236	(f)	33,260
Change in fair value of warrant liability	164,000	-	-	-		164,000
Total other income (expense), net	107,260	592,269	-	(502,269)		197,260
Net loss before income taxes	(1,307,300)	(249,981)	-	(475,264)		(2,032,545)
Income tax expense	-	-	-	-		-
Net loss	(1,307,300)	(249,981)	-	(475,264)		(2,032,545)
Net loss attributable to non-controlling interests	(18,704)	-	-	-		(18,704)
Net loss attributable to Niki BioSolutions, Inc.	$(1,326,004)	$(249,981)	$-	$(475,264)		$(2,051,249)

Net loss per share attributable to Niki BioSolutions, Inc.
–Basic	$(1.63)	$(0.06)				$(0.68)
–Diluted	$(1.63)	$(0.06)				$(0.68)
Weighted-average shares outstanding
–Basic	814,375	4,440,891			(g)	2,995,250
–Diluted	814,375	4,440,891			(g)	2,995,250

Net loss	$(1,307,300)	$(249,981)	$-	$(475,264)		$(2,032,545)

Other comprehensive loss:
Exchange differences on translation of foreign operations	(2,819)	-	-	-		(2,819)

Comprehensive loss	(1,310,119)	(249,981)	-	(475,264)		(2,035,364)
Comprehensive loss attributable to non-controlling interests	(18,704)	-	-	-		(18,704)
Comprehensive loss attributable to the shareholders of Niki BioSolutions, Inc.	$(1,328,823)	$(249,981)	$-	$(475,264)		$(2,054,068)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(In U.S. dollars except share and per share data)

	Niki	DiamiR	Conversion of notes	Acquisition Transaction accounting		Pro Forma
	12/31/2025	11/30/2025	payable (a)	adjustments	Notes	Combined

Revenue	$-	$319,264	$-	$-		$319,264

Operating costs and expenses
Cost of service revenue	-	(93,016)	-	-		(93,016)
Research and development expenses	(352,879)	(446,412)	-	-		(799,291)
General and administrative fees	(1,464,649)	(1,126,276)	-	(500,000)	(c)	(3,831,087)
				514,838	(h)
				(1,255,000)	(i)
Total operating expenses	(1,817,528)	(1,665,704)	-	(1,240,162)		(4,723,394)

Other income	-	408,638	-	(408,638)	(h)	-
Interest (expense) income, net	(95,713)	(100,364)	-	280,364	(f)	84,287
Issuance cost allocated to warrant liability	(153,189)	-	-	-		(153,189)
Change in fair value of warrant liability	690,000	-	-	-		690,000
Total other (expense) income, net	441,098	308,274	-	(128,274)		621,098
Net loss before income taxes	(1,376,430)	(1,038,166)	-	(1,368,436)		(3,783,032)
Income tax benefit (expense)	-	167,508	-	-		167,508
Net loss	(1,376,430)	(870,658)	-	(1,368,436)		(3,615,524)
Net income attributable to non-controlling interests	13,160	-	-	-		13,160
Net loss attributable to Niki BioSolutions, Inc.	$(1,363,270)	$(870,658)	$-	$(1,368,436)		$(3,602,364)

Net loss per share attributable to Niki BioSolutions, Inc.
–Basic	$(1.85)	$(0.20)				$(1.20)
–Diluted	$(1.85)	$(0.20)				$(1.20)
Weighted-average shares outstanding
–Basic	735,178	4,440,891			(g)	2,995,250
–Diluted	735,178	4,440,891			(g)	2,995,250

Net loss	$(1,376,430)	$(870,658)	$-	$(1,368,436)		$(3,615,524)

Other comprehensive loss:
Exchange differences on translation of foreign operations	(181,472)	-	-	-		(181,472)

Comprehensive loss	(1,557,902)	(870,658)	-	(1,368,436)		(3,796,996)
Comprehensive income attributable to non-controlling interests	13,160	-	-	-		13,160
Comprehensive loss attributable to the shareholders of Niki BioSolutions, Inc.	$(1,544,742)	$(870,658)	$-	$(1,368,436)		$(3,783,836)

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of DiamiR and the Company, which are referenced herein.

The unaudited pro forma condensed combined balance sheet reflects the Merger as if the Merger had been consummated on June 30, 2026; and the unaudited pro forma condensed combined statements of operations reflect the Merger as if it had been consummated on January 1, 2025.

As of July 20, 2026, Aptorum effectuated a 10 for 1 share consolidation of its authorized share capital, such that every 10 Class A Ordinary Shares, par value of US$0.00001 per share, in the authorized share capital of Aptorum (including issued and unissued share capital) be consolidated into 1 Class A Ordinary Share, par value of US$0.0001 per share, and that every 10 Class B Ordinary Shares, par value of US$0.00001 per share in the authorized share capital of Aptorum (including issued and unissued share capital) be consolidated into 1 Class B Ordinary Share, par value of US$0.0001 per share (the “Share Consolidation” or “Reverse Split”). The Reverse Split was approved by the Company’s shareholders on June 9, 2026 and Aptorum’s board of directors approved implementing the Reverse Split effective as of July 20, 2026. All share and per share amounts presented in these unaudited pro forma condensed combined financial statements have been retroactively adjusted to give effect to the Reverse Split for all periods presented.

Transaction Accounting Adjustments

The following transaction accounting adjustments are included in the unaudited pro forma condensed combined financial statements:

(a)	Represents the conversion of related party convertible notes in connection with the consummation of the Merger. The Company’s convertible note, in the amount of $3,508,500 including accrued interest, converted at $24.20 per share into 144,979 shares of Niki Common Stock. DiamiR’s convertible notes, in the amount of $1,314,150 including accrued interest, converted into 409,925 shares of DiamiR common stock in connection with the Closing. Those shares are included in the 1,979,216 shares of Niki Common Stock issued to DiamiR stockholders in the Merger and did not result in the issuance of additional shares of Niki Common Stock.

(b)	The Merger is considered a business combination and is accounted for using the acquisition method in accordance with ASC 805, “Business Combinations” as the Company determined that DiamiR constitutes a business in accordance with ASC 805. The Merger enables the Company to further its business strategies.

Upon completion of the Merger, the Company holds 100% of DiamiR’s equity interest and obtained control over DiamiR. Accordingly, DiamiR became a wholly owned subsidiary of the Company.

For the purpose of preparing the unaudited pro forma condensed combined financial information, the Company assumed that, with the exception of intangible assets (details set out below), the fair value of the identifiable assets and liabilities of DiamiR are substantially the same as their respective carrying amounts at May 31, 2026.

The preliminary purchase price allocation for pro forma purposes is as follows:

Niki Common Stock	$17,476,477
Total Consideration	$17,476,477

Less:
Patents	$8,244,000
In-process research and development	6,780,200
Tradename-trademark	1,584,800
Other intangible assets	197,761
Other assets	75,067
Other liabilities	(20,178)
Debt-free net working capital deficit	(467,403)
Fair Value of Identified Net Assets	$16,394,247

Remaining Unidentified Goodwill Value	$1,082,230

Note i:	The fair value of total consideration represents the 1,979,216 shares of Niki Common Stock issued to DiamiR stockholders in the Merger, measured at the closing price of Niki Common Stock of $8.83 per share on July 20, 2026.

Note ii:	The Company has not yet completed its fair value assessment of the assets acquired and liabilities assumed in the Merger. Accordingly, the pro forma adjustments to intangible assets reflect preliminary estimates prepared solely for purposes of the unaudited pro forma financial information, with the assistance of an independent qualified professional valuation advisor using primarily a cost approach. The pro forma fair value adjustments to intangible assets mainly relate to the preliminary recognition, on a pro forma basis, of patents, in-process research and development (“IPR&D”), and trademark acquired in the Merger.

The consideration paid for the Merger effectively included amounts in relation to the benefit of expected revenue growth, future market development and the assembled workforce of DiamiR. These benefits are not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets.

Should there be any adverse changes to the business of DiamiR, including but not limited to, any subsequent adverse changes in the operation, or decline in share price, impairment may be required to be recognized against provisional goodwill in accordance with ASC 350-20-35 and the Company’s accounting policies. The Company will adopt a consistent approach to assess impairment of goodwill in subsequent reporting periods in accordance with the requirements of ASC 350-20-35 and will disclose in the Company’s Annual Report on Form 10-K the basis and assumptions adopted in the impairment assessment in accordance with the disclosure requirements in ASC 350-20-35.

The pro forma fair values of the identifiable assets and liabilities and goodwill, if any, in relation to the Merger are preliminary and are subject to adjustment during the measurement period, which will not exceed one year from the acquisition date, as the Company completes its valuation of the assets acquired and liabilities assumed in accordance with ASC 805-10-25-14 and ASC 805-10-25-15. The final amounts may differ materially from the estimated amounts used in the preparation of this unaudited pro forma financial information. The initial estimates presented above are particularly subject to the further development of market estimates for the Company’s product candidates and the analysis of research costs of its pipeline products.

Amounts allocated to patents are generally subject to amortization over the lives of the patents, as definite-lived intangible assets. The pro forma condensed combined statement of operations for the six months ended June 30, 2026 includes amortization expense of $627,500. The pro forma condensed combined statement of operations for the year ended December 31, 2025 includes amortization expense of $1,255,000.

Amounts allocated to in-process research and development are subject to periodic impairment testing, including upon the abandonment of programs. Amounts allocated to goodwill are subject to periodic impairment, including upon Company market price declines.

Each Aptorum Class A Ordinary Share was exchanged for one share of Niki Common Stock. Each Aptorum Class B Ordinary Share was exchanged for one share of Niki Common Stock and one share of Series A Preferred Stock.

DiamiR’s historical stockholders’ equity balances are eliminated in consolidation.

(c)	The adjustment represents the estimated transaction costs of the Merger not already recognized in the historical financial statements, which are comprised of 56,625 warrants issuable to Wainwright upon consummation of the Merger that have a fair value of approximately $500,000 and are currently presumed to be classified within stockholders’ equity.

(d)	Reflects the automatic conversion, in connection with the Domestication, of 179,693 Aptorum Class B Ordinary Shares into 179,693 shares of Niki Common Stock and 179,693 shares of Series A Preferred Stock, each with a par value of $0.0001 per share.

(e)	Pro forma shares of Niki Common Stock outstanding include:

Conversion of Aptorum Class A Ordinary Shares into Niki Common Stock	634,737
Conversion of Aptorum Class B Ordinary Shares into Niki Common Stock	179,693
Conversion of note payable into Niki Common Stock	144,979
Issuance of Niki Common Stock to DiamiR stockholders in the Merger	1,979,216
Pro Forma Niki Common Stock Outstanding at June 30, 2026	2,938,625

Other than the above adjustments, no adjustments have been made to reflect any results of operations or other transactions entered into subsequent to June 30, 2026. Unless otherwise stated, the adjustments above do not have a recurring effect.

(f)	Represents the reversal of interest expense on the related party convertible notes that converted into shares of Niki Common Stock in connection with the Merger.

(g)	Weighted average shares outstanding on a pro forma basis includes:

Conversion of Aptorum Class A Ordinary Shares into Niki Common Stock	634,737
Conversion of Aptorum Class B Ordinary Shares into Niki Common Stock	179,693
Conversion of note payable into Niki Common Stock	144,979
Issuance of Niki Common Stock to DiamiR stockholders in the Merger	1,979,216
Warrants issuable for nominal consideration to Wainwright	56,625
Weighted Average Shares Outstanding – Basic and Diluted	2,995,250

(h)	To eliminate transactions and balances between the Company and DiamiR associated with the Management Services Agreement, which was terminated in connection with the closing of the Merger on July 20, 2026. In the condensed combined balance sheet, the adjustments comprise a $212,400 reduction of accounts receivable, a $65,000 reduction of other current assets, a $106,000 reduction of accounts payable and accrued expenses, a $65,000 reduction of loan payable, and a $106,400 charge to accumulated deficit. In the statement of operations for the six months ended June 30, 2026, the adjustments comprise a $654,505 reduction of other income and a $654,505 reduction of general and administrative expenses. In the statement of operations for the year ended December 31, 2025, the adjustments comprise a $408,638 reduction of other income and a $514,838 increase of general and administrative expenses.

(i)	Amortization of patents based upon an estimated average life of approximately 6.6 years.